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                                                       EXHIBIT 10(a)

                     THE ST. PAUL COMPANIES, INC.
            DEFERRED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1. PURPOSE. The purpose of The St. Paul Companies, Inc. Deferred Stock Plan for Non-Employee Directors (the "Plan") is to link a portion of the compensation of the non-employee directors (the "Non-Employee Directors") of the Board of Directors of The St. Paul Companies, Inc. (the "Company") to the performance of the Company's common stock (the "Common Stock"). In addition, the Plan permits Non-Employee Directors to elect to transfer the present value of their accrued benefits under the Company's Directors' Retirement Plan (the "Retirement Plan") to this Plan.

2. DEFINITIONS. When used in the Plan, the following terms have the meanings set forth below unless the context clearly requires a different meaning. Nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine.

(a) Account. The bookkeeping account established and maintained by the Company in the Participant's name to record the amounts credited to the Participant under this Plan. Each Participant shall have a nonforfeitable right to the amount credited to his Account.

(b) Accrued Retirement Benefit. With respect to any Participant on the Effective Date, the amount of the present value of that Participant's accrued retirement benefit under the Retirement Plan, calculated as of February 5, 2001 and determined based on the actuarial assumptions specified by the Committee.

(c) Board.  The Board of Directors of the Company.

(d) Cessation of Service. The date on which a Participant ceases to be a Director for any reason.

(e) Committee.  The Board Governance Committee of the Board.

(f) Director.  A member of the Board of Directors of the Company.

(g) Distribution Date. With respect to any Participant, the last day of the month during which that Participant's Cessation of Service occurred.

(h) Effective Date.  May 1, 2001.

(i) Grant Amount.  $25,000

(j) Grant Date. The business day immediately following the annual meeting of the Company's shareholders.

(k) Participant. Each Non-Employee Director of the Company serving on the Effective Date who, pursuant to the terms of this Plan, elects to participate in this Plan and, with respect to all Directors elected and qualified after the Effective Date, each Non-Employee Director of the Company.

(l) Rule 16b-3. Rule 16b-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) or any amendments to Rule 16b-3 enacted after the Effective Date.

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3.   CREDITS TO ACCOUNTS.

(a) Each Participant as of each Grant Date will have the Grant Amount credited to his Account on the Grant Date. Any person who becomes a Non-Employee Director after a Grant Date and prior to the next Grant Date will have credited to his Account, on the business day immediately following the date on which such person becomes a Non-Employee Director, a pro rata Grant Amount based on the number of full calendar months elapsed since the last Grant Date preceding the date on which such person became a Non-Employee Director.

(b) Each Non-Employee Director who has elected, in accordance with the terms of the Retirement Plan, to have his Accrued Retirement Benefit transferred to this Plan will have 25% of the amount of his Accrued Retirement Benefit credited to his Account on the Effective Date and on each of the three business days immediately following the Effective Date.

(c) All Grant Amounts, as well as any Accrued Retirement Benefit amounts transferred to a Participant's Account and dividends, will be deemed invested in The St. Paul Companies, Inc. Common Stock. Participants will be credited with dividends as if all amounts credited to the Participant's Account were actually invested in Common Stock.


4.   PAYMENT OF ACCOUNTS.

(a) The Company will distribute to the Participant the number of whole shares of Common Stock in which the Participant's Account is deemed invested as of the Distribution Date pursuant to Section 3. Such shares of Common Stock will be distributed to the Participant in the form of a single distribution or in the form of installments, as elected by the Participant. Notwithstanding the foregoing, a Participant may make a one-time election with respect to his Account to change a previously elected form of payment, provided, however, that any election under this Section 4 is conditioned upon the approval of the Committee and shall not be effective unless the Committee approves the election at least one year and one day before the date of the Participant's Cessation of Service. A Participant who makes an election pursuant to this Section 4 to receive payment of his Account in the form of installments shall designate the number of years, up to a maximum of ten years, over which the installments will be paid.

(b) If a Participant's Account is to be distributed in a single distribution, the number of whole shares of Common Stock in which the Participant's Account is deemed invested as of the Distribution Date pursuant to Section 3 shall be distributed to the Participant within 30 days after the Distribution Date.

(c) (i) If a Participant's Account is to be distributed in the form of installments, then the Participant's Account shall be distributed to him in substantially equal annual installments over the period that he has elected. The initial installment shall be distributed to him within 30 days after the Distribution Date. Subsequent installments shall be distributed within 30 days after each anniversary of the Distribution Date thereafter until the Participant's Account has been fully distributed.

     (ii) Each installment pursuant to Section 4(c)(i) shall equal (x) that number of whole shares of Common Stock in which the Participant's Account is deemed invested as of the Distribution Date pursuant to
     Section 3 (in the case of the first installment payment) and as of the applicable anniversary of that Distribution Date (in the case of subsequent installments), divided by (y) the number of remaining installments, including the current installment.

(d) In lieu of distributing any fractional share of Common Stock in which a Participant's Account is deemed invested as of the Distribution Date, the Company shall pay the Participant, within 30 days after the Distribution Date, the cash value of any such fractional share based on the closing sale price of the Common Stock on the New York Stock Exchange on the Distribution Date.

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(e)  Notwithstanding any other provision of this Plan to the contrary, the Company shall not be required to issue or deliver any certificate for shares of Common Stock distributable under this plan prior to (i) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, (ii) the effectiveness of any required registration and/or other qualification of such shares under any state or federal law or regulation that counsel for the Company shall determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been fulfilled. Until the Participant has been issued a certificate for the shares of Common Stock that are distributable to him under the terms of this Plan, the Participant shall possess no shareholder rights with respect to such shares.


5. INTERPRETATION AND ADMINISTRATION OF THE PLAN. The Plan shall be administered, construed and interpreted by the Committee. Any decision of the Committee with respect to the Plan shall be final, conclusive and binding upon all Participants. The Committee may consult with counsel who may be counsel for the Company, and the Committee shall not incur any liability for any action taken in good faith after reasonable deliberation and in reliance upon the advice of counsel. The Corporate Secretary of the Company is authorized to take or cause to be taken such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Plan, including maintaining records of the Accounts of Participants and arranging for distributions pursuant to the terms and conditions of this Plan.

6.   TERM OF THE PLAN.  The Plan shall become effective on the
     Effective Date. The Plan shall terminate on the date when all amounts credited to Participants' Accounts have been distributed; provided, however, that the Board may resolve to terminate the Plan at any time prior to that date. Subject to the terms and conditions of this Plan, termination of the Plan by the Board shall not adversely alter or impair any of the rights of a Participant under this Plan unless the Participant consents to such termination in writing.

7. STOCK RESERVED FOR THE PLAN. The aggregate number of shares of Common Stock authorized for issuance under the Plan is three hundred thousand (300,000). Shares of Common Stock distributed under the terms of this Plan shall be authorized but unissued shares.

8. EFFECT OF CHANGES TO COMMON STOCK. Upon changes in the Common Stock by a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares of Common Stock available under the Plan shall be correspondingly adjusted by the Board; provided, however, no such adjustments shall be made in the case of stock dividends aggregating in any fiscal year of the Company not more than 10% of the Common Stock issued and outstanding at the beginning of such year or in the case of one or more splits, subdivisions or combinations of the Common Stock during any fiscal year of the Company resulting in an increase or decrease of not more than 10% of the Common Stock issued and outstanding at the beginning of such year.

9. AMENDMENTS. The Board may from time to time make such changes in and additions to the Plan as it deems appropriate. The Board may unilaterally amend the Plan as it deems appropriate to ensure compliance with Rule 16b-3. Except as provided in the preceding sentence, any change or addition to the Plan shall not, without the written consent of a Participant who is adversely affected thereby, alter any rights or benefits of the Participant pursuant to the Plan.

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10.  RIGHTS UNDER THE PLAN.

(a) The Plan is an unfunded deferred compensation arrangement. Participation in the Plan and the right to receive payments hereunder shall not give a Participant any proprietary interest in the Company or any subsidiary of the Company, or in any of their assets. A Participant shall, for all purposes under the Plan, be a general creditor of the Company.

(b) During the lifetime of a Participant, the interest of the Participant under the Plan may not be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of the Participant's creditors. In the event of a Participant's death, the value of the Participant's Account shall, within one year after the Participant's death, be paid to the Participant's beneficiary, as designated in accordance with Section 10.

11. BENEFICIARY. A Participant may designate in writing on a form provided by and delivered to the Company, one or more beneficiaries to receive any distribution under the Plan after the death of the Participant. If a Participant fails to designate a beneficiary, or no designated beneficiary survives the Participant, any distribution to be made with respect to the Participant's Account after his death shall be made to the Participant's estate. When a provision of this Plan refers to the distribution of an Account to a Participant, the term 'Participant' shall include the Participant's beneficiary designated pursuant to this Section 11.


12. NOTICE. All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company, at its principal business address, to the attention of its Corporate Secretary, and (b) if to any Participant, at his last address known to the sender at the time the notice or other communication is sent.


13. INTERPRETATION AND CONSTRUCTION. This Plan is intended to comply with the provisions of Rule 16b-3 and shall be construed in a manner consistent therewith. To the extent not inconsistent with the requirements of Rule 16b-3, the Plan shall be construed and enforced according to the laws of the State of Minnesota. Headings and captions are for convenience of reference only and have no substantive meaning.